EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in the Registration Statements on
Form S-8 (No. 333-103720) and Form S-3 (No. 333-101731) of Equitex, Inc., of our report dated April 3, 2003, which appears on page F-1 of this annual report on Form 10-K for the year ended December 31, 2002.




GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
April 15, 2003